EX-33.1
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Management's Report on Assessment of Compliance with Regulation AB Servicing
Criteria

1. CWCapital Asset Management LLC ("CWAM") is responsible for assessing compliance with applicable servicing criteria set forth in Item 1122 (d) of Regulation AB of the Securities and Exchange Commission for all commercial mortgage-backed securitization transactions publicly-issued pursuant to a registration statement under the Securities Act of 1933 on or after January 1, 2006 wherein CWAM provides special servicer activities (the Platform), except for servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(b), 1122(d)(3)(i)(c), 1122(d)(3)(i)(d), 1122(d)(3)(ii), 1122(d)(3)(iii),
   1122(d)(3)(iv), 1122(d)(4)(v), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi),
   1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv), and 1122(d)(4)(xv), which
   CWAM has determined are not applicable to the activities it performs with respect to the Platform, as of and for the twelve months ended December 31, 2013 (Applicable Servicing Criteria). With respect to Applicable Servicing Criteria 1122(d)(1)(ii), 1122(d)(2)(vi), 1122(d)(4)(i), 1122(d)(4)(iii), and
   1122(d)(4)(iv), CWAM has determined that there were no activities performed during the twelve months ended December 31, 2013, with respect to the Platform, because there were no occurrences of events that would require CWAM to perform such activities. Appendix A to Management's Report on Assessment of Compliance with Regulation AB Servicing Criteria identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

2. CWAM has assessed its compliance with the Applicable Servicing Criteria as of December 31, 2013 and for the period from January 1, 2013 to December 31, 2013 (the "Reporting Period"). In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.

3. Based on such assessment, as of December 31, 2013 and for Reporting Period, CWAM has complied in all material respects with the Applicable Servicing Criteria set forth in Item 1122 (d) with respect to the Platform, except for material instances of noncompliance described in Schedule A hereto.

4. Schedule B hereto includes Management's Discussion of the Material Instances of Noncompliance noted in Schedule A.


KPMG LLP, an independent registered public accounting firm, has issued an attestation report on CWAM's compliance with the Applicable Servicing Criteria as of December 31, 2013 and for the Reporting Period.

(SIGNATURES COMMENCE ON FOLLOWING PAGE)


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CWCapital Asset Management LLC
By: /s/ David B. Iannarone                        Date: 2/28/14
David B. Iannarone
President


By: /s/ Ian Walker                                Date: 2/28/14
Ian Walker
Senior Vice President


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Schedule A
Material Instance of Noncompliance by CWAM

CWAM's assessment of compliance with the Applicable Servicing Criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB as of December 31, 2013 and for the Reporting Period, disclosed that a material instance of noncompliance occurred with respect to the servicing criterion set forth in Item 1122(d)(4)(vii), as follows:

* With respect to servicing criterion 1122(d)(4)(vii), certain loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) were not initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.


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Schedule B
Management's Discussion on Material Instance of Noncompliance by CWAM

1122(d)(4)(vii): Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Noncompliance:
CWAM has identified a material instance of non-compliance as of December 31, 2013 and for the Reporting Period as a result of misappropriations of funds from certain securitization transactions included in the Platform by a single CWAM employee (the "Misappropriations"). The Misappropriations started in 2012 and were detected and ceased in September 2013, and included an aggregate amount of approximately $6,000,000. The Misappropriations were limited to certain securitization transactions in the Platform.

Remediation:
Promptly upon discovery of the Misappropriations in September 2013, CWAM terminated the offending employee and filed a civil action to recover the misappropriated funds . As of December 31, 2013, all of the affected securitization transactions in the Platform have been fully reimbursed. CWAM has also promptly notified rating agencies and criminal authorities of the Misappropriations and the former employee was arrested on October 2, 2013. Adjustments have been made to CWAM's policies and procedures to minimize the risk of future misappropriation or errors.


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Appendix A

BACM 2006-3
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-3

BACM 2006-6
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-6

BACM 2007-1
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-1

BACM 2008-1
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through Certificates, Series 2008-1

CD 2007-CD4
CD 2007-CD4 Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series CD 2007-CD4

CGCMT 2007-C6
Citigroup Commercial Mortgage Trust 2007-C6, Commercial Mortgage Pass-Through Certificates, Series 2007-C6

CGCMT 2012-GC8
Citigroup Commercial Mortgage Trust 2012-GC8, Commercial Mortgage Pass-Through Certificates, Series 2012-GC8

COBALT 2006-C1
COBALT CMBS Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1

COBALT 2007-C2
COBALT CMBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2

COBALT 2007-C3
COBALT CMBS Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3

COMM 2006-C7
Deutsche Mortgage & Asset Receiving Corporation, COMM 2006-C7 Commercial Mortgage Pass-Through Certificates

COMM 2012-LC4
Deutsche Mortgage & Asset Receiving Corporation, COMM 2012-LC4 Commercial Mortgage Pass-Through Certificates

FREMF 2011-K702
FREMF 2011-K702, Multifamily Mortgage Pass-Through Certificates, Series
2011-K702

FREMF 2013-K30
FREMF 2013-K30, Multifamily Mortgage Pass-Through Certificates, Series 2011-K702

FREMF 2013-K502
FREMF 2013 K-502, Multifamily Mortgage Pass-Through Certificates, Series
2011-K702

GMAC 2006-C1
GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2006-C1


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GSMS 2012-GC6
GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2012-GC6

GSMSC 2006-GG8
GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2006-GG8 and Companion Loan Noteholders

GSMSC 2007-GG10
GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2007-GG10

JPMC 2006-CIBC17
J.P. Morgan Chase Commercial Mortgage Securities Corp., Mortgage Pass-Through Certificates, Series 2006-CIBC17

JPMC 2006-LDP6
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP6

JPMC 2006-LDP9
J.P. Morgan Chase Commercial Mortgage Securities Trust 2006-LDP9, Commercial Mortgage Pass-Through Certificates, Series 2006-LDP9

JPMC 2007-LDP11
J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2007-LDP11

JPMC 2008-C2
J.P . Morgan Chase Commercial Mortgage Securities Trust 2008-C2, Commercial Mortgage Pass-Through Certificates, Series 2008-C2

JPMC 2013-LC11
J.P. Morgan Chase Commercial Mortgage Securities Trust 2013-LC11, Commercial Mortgage Pass-Through Certificates, Series 2013-LC11

JPMC 2013-C10
J.P. Morgan Chase Commercial Mortgage Securities Trust 2013-C10, Commercial Mortgage Pass-Through Certificates, Series 2013-C10

LBCMT 2007-3
LB Commercial Mortgage Trust 2007-C3, Commercial Mortgage Pass-Through Certificates, Series 2007-C3

LBUBS 2006-C4
LB-UBS Commercial Mortgage Trust 2006-C4, Commercial Mortgage Pass-Through Certificates, Series 2006-C4

LBUBS 2006-C7
LB-UBS Commercial Mortgage Trust 2006-C7, Commercial Mortgage Pass-Through Certificates, Series 2006-C7

LBUBS 2007-C1
LB-UBS Commercial Mortgage Trust 2007-C1 , Commercial Mortgage Pass-Through Certificates, Series 2007-C1

LBUBS 2008-C1
LB-UBS Commercial Mortgage Trust 2008-C1 , Commercial Mortgage Pass-Through Certificates, Series 2008-C1

ML-CFC 2006-1
ML-CFC Commercial Mortgage Trust 2006-1, Commercial Mortgage Pass-Through Certificates, Series 2006-1


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ML-CFC 2006-2
ML-CFC Commercial Mortgage Trust 2006-2, Commercial Mortgage Pass-Through Certificates, Series 2006-2

ML-CFC 2007-5
ML-CFC Commercial Mortgage Trust 2007-5, Commercial Mortgage Pass-Through Certificates, Series 2007-5

ML-CFC 2007-6
ML-CFC Commercial Mortgage Trust 2007-6, Commercial Mortgage Pass-Through Certificates, Series 2007-6

MLMT 2006-C1
Merrill Lynch Mortgage Trust 2006-C1 , Commercial Mortgage Pass-Through Certificates, Series 2006-C1

MSCI 2007-HQ13
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-HQ13

UBS 2012-C2
UBS-Barclays Commercial Mortgage Trust 2012-C2

WBCMT 2006-C23
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C23

WBCMT 2006-C25
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C25

WBCMT 2006-C26
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C26

WBCMT 2006-C28
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28

WBCMT 2007-C30
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30

WBCMT 2007-C32
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C32

WBCMT 2007-C34
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C34

WFRBS 2013-C15
WFRBS Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2013-Cl5

WFRBS 2013-UBSl
WFRBS Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2013-UBSl